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                                                                     EXHIBIT 2.3


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-82869; Form S-4 No. 333-30068; Form S-8 No. 333-30401; Form
S-8 No. 333-70267; Form S-8 No. 333-31278) of Perot Systems Corporation of our report dated February 10, 2000, with respect to the financial statements of Solutions Consulting, Inc. for the year ended December 31, 1999, included in this Current Report on Form 8-K/A dated May 11, 2000 filed with the Securities and Exchange Commission.



                                   /s/  ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
May 11, 2000